Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT
Steven Silvers | (303) 825-6100
stevensilvers@gbsm.com

SecureAlert, Inc. continues expansion
with acquisition of Israel-based
GPS Global Tracking & Surveillance System Ltd.

SANDY, Utah (March 18, 2014) -- SecureAlert, Inc. (SCRA: OTC-US), a global tracking and electronic monitoring services company, announced today that it has agreed to acquire GPS Global Tracking & Surveillance System Ltd. (GPS Global), a privately-held technology research, development and services company based in Kfar Saba, Israel, a suburb of Tel Aviv.  GPS Global brings to SecureAlert a suite of innovative technology solutions and services for locating, tracking, tracing, monitoring and surveillance of offenders, vehicles, facilities and human resources.  In addition to expanding its global presence, SecureAlert gains a significant R&D presence in a nation well-known for its many entrepreneurial innovations in technology, electronics and security systems.

Closing of the acquisition is expected on or about April 1, 2014, subject to conditions, representations and warranties customary in transactions of this type.  Further details regarding the GPS Global acquisition are contained in a Current Report on Form 8-K, filed by SecureAlert with the US Securities and Exchange Commission on March 18, 2014.

Founded in 2007, GPS Global’s advanced technology and software are the foundation for some of the most efficient and precise location, tracking, monitoring and surveillance technology solutions offered in the fast-growing worldwide monitoring industry.  SecureAlert plans to capitalize on GPS Global’s success and the country’s considerable R&D resources by locating development of its next-generation product in Israel.

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150 West Civic Center Drive  I  Suite 400  I  Sandy, Utah 84070
T 800-584-4176  I  P 801-908-5132  I  F 801-451-6281  I  www.securealert.com

SecureAlert announcement – Page 2

“We evaluated many successful companies as acquisition candidates to launch our expansion strategy, which in turn will accelerate SecureAlert’s progress toward establishing a strong leadership position in the evolving electronic monitoring industry,” said SecureAlert Chairman Guy Dubois.  “GPS Global brings considerable and immediate value to SecureAlert by virtue of its seasoned management team, Israel-based R&D capabilities and extensive business connections across many international markets.”

GPS Global’s owner and Chairman Eli Sabag served as an officer in an elite Israeli Defense Forces unit, and has many years of experience in providing premium security and investigation services to corporate, institutional and private clients around the world.  Mr. Sabag will spearhead SecureAlert’s business development in Europe, Asia and other markets outside the Americas.  He will also lead consolidation of SecureAlert’s R&D efforts at its Israel facilities.

“We are excited for GPS Global to become a part of SecureAlert, and to use our combined talents and resources to propel the world’s most innovative electronic monitoring technologies into expansive new markets,” said Mr. Sabag.  “Together we expect to develop and introduce a new generation of cost-efficient, high-end solutions to meet the needs of thousands of government agencies and businesses of all sizes.”

About SecureAlert

SecureAlert markets and deploys offender monitoring solutions that combine tracking technologies with 24/7/365 monitoring and intervention capabilities. The company delivers patented offender monitoring technology that effectively integrates GPS, Radio Frequency (RF) and three-way interactive voice communications in a single, globally-deployable solution with features unique in the industry. SecureAlert empowers professionals in law enforcement, corrections and rehabilitation organizations with monitoring programs for juvenile and adult defendants and offenders. These programs offer convicted offenders and pre-trial defendants an accountable opportunity to be free from incarceration while providing greater public safety at lower costs than imprisonment or more labor-intensive supervision alternatives. The company is based at 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070. To learn more, please call (801) 451-6141, or send an email to info@securealert.com. Visit SecureAlert online at www.securealert.com.

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150 West Civic Center Drive  I  Suite 400  I  Sandy, Utah 84070
T 800-584-4176  I  P 801-908-5132  I  F 801-451-6281  I  www.securealert.com

SecureAlert announcement – Page 3

Safe Harbor Statement

This press release from SecureAlert, Inc. (Company) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including future growth and earnings opportunities of the Company.   Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the Company's ability to promptly satisfy orders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans.   The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

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150 West Civic Center Drive I Suite 400 I Sandy, Utah 84070
T 800-584-4176 I P 801-908-5132 I F 801-451-6281 I www.securealert.com